As filed with the Securities and Exchange Commission on August 18, 2006
Registration No. 333-____________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

COMPREHENSIVE CARE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-2594724
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3405 W. Martin Luther King, Jr. Blvd., Suite 101
Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)
Amended and Restated Non-Employee Directors’ Stock Option Plan, As Amended
(Full Title of the Plan)
ROBERT J. LANDIS
Chairman of the Board of Directors, Chief Financial Officer, and Treasurer
Comprehensive Care Corporation
3405 W. Martin Luther King, Jr. Blvd., Suite 101
Tampa, Florida
(Name and Address of Agent For Service)
(813) 288-4808
(Telephone Number, Including Area Code, of Agent For Service)
With copies to:
CAROLYN T. LONG, ESQ.
Foley & Lardner LLP
100 North Tampa Street
Suite 2700
Tampa, Florida 33602
Telephone: (813) 225-4177

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered(1)	Per Share(2)	Price(2)	Registration Fee
Common Stock, par value $.01 per share	750,000 shares	$2.30	$1,725,000.00	$184.58

1. In accordance with General Instruction E to Form S-8, the Company is filing this Registration Statement to register an additional 750,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), which represents the number of shares by which the total number of authorized shares of Common Stock available to be issued upon the exercise of options granted or available to be granted under the Company’s Amended and Restated Non-Employee Directors’ Stock Option Plan was increased pursuant to an amendment thereto that became effective on March 23, 2006. A total of 250,000 shares available to be issued upon the exercise of options granted or to be granted under the Amended and Restated Non-Employee Directors’ Stock Option Plan were previously registered under the Company’s Registration Statement on Form S-8 (Registration No. 333-15929) filed with the Commission on November 12, 1996. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of Common Stock to be offered or sold pursuant to the employee benefit plan described herein.
2. Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales prices for shares of common stock of the Registrant as reported on the OTC Bulletin Board on August 14, 2006 pursuant to Rules 457(c) and 457(h) under the Securities Act.

INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT
PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Opinion of Foley & Lardner
Consent of Kirkland,Russ,Murphy & Tapp P.A.

INCORPORATION BY REFERENCE OF
EARLIER REGISTRATION STATEMENT
Comprehensive Care Corporation (the “Registrant”) has previously registered 250,000 shares of its Common Stock, par value $.01 per share, for issuance under its Amended and Restated Non-Employee Directors’ Stock Option Plan (the “Plan”). The registration of such shares was effected on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 12, 1996, bearing the file number 333-15929 (the “Initial Registration Statement”). This is an amendment to the Initial Registration Statement and is being filed to register additional securities as set forth on the facing page pursuant to General Instruction E of Form S-8. The contents of the Initial Registration Statement are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
See the “Exhibit Index” included in this Registration Statement following the signature page, which index is incorporated herein by reference.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such provided, however, information in the registration statement;
     Provided, however, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 18th day of August, 2006.

COMPREHENSIVE CARE CORPORATION
By:	/s/ ROBERT J. LANDIS
Robert J. Landis
Chairman of the Board of Directors, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Landis, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ ROBERT J. LANDIS Robert J. Landis	Chairman of the Board of Directors, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 18, 2006
/s/ MARY JANE JOHNSON Mary Jane Johnson	President and Chief Executive Officer (Principal Executive Officer)	August 18, 2006
/s/ EUGENE L. FROELICH Eugene L. Froelich	Director	August 18, 2006
/s/ ROBERT PARKER Robert Parker	Director	August 18, 2006
/s/ DAVID P. SCHUSTER David P. Schuster	Director	August 18, 2006
/s/ BARRY A. STEIN Barry A. Stein	Director	August 18, 2006
/s/ PETER JESSE WALCOTT Peter Jesse Walcott	Director	August 18, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Foley & Lardner LLP

23.1	Consent of Foley & Lardner LLP (contained in Exhibit 5.1)

23.2	Consent of Kirkland, Russ, Murphy & Tapp P.A.

24.1	Power of Attorney (included on the signature page to this Registration Statement)

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